Exhibit 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT of 2002

In connection with the Annual Report of Intelligent Cloud Resources Inc. (the “Company”) on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), Rehan Saeed, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

1.	The Annual Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Annual Report, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 22, 2016
By: /s/ Rehan Saeed
Rehan Saeed Chief Financial Officer
(Principal Financial Officer)